SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2004

XML - GLOBAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-23391 (Commission file number)	84-1434313 (IRS Employer Identification No.)

                   3000 Dundee Road, Suite 105, Northbrook, Illinois 60062
(Address of principal executive offices)                                (Zip Code)

Registrant's telephone number, including area code: (847) 562-0700

c/o 880-609 Granville St. Vancouver, British Columbia, Canada  V7Y 1G5
(Former name or former address, if changed since last report)

ITEM 6:      RESIGNATION OF DIRECTOR

       Effective June 9, 2004, Robert Gayton resigned as as a member of Board and a Directors of XML - Global Technologies, Inc. (the "Company"). Mr. Gayton stated as his reason for resigning that "I am not in touch and do not particularly agree with the Company's direction."

       A copy of Mr. Gayton's e-mail effecting his resignation is filed herewith as Exhibit 1.0.
ITEM 7:	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(c)	Exhibits
	1.0	E-mail from Robert Gayton to the Company's legal counsel dated June 9, 02004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
XML - GLOBAL TECHNOLOGIES, INC.
Date: June 10, 2004	By: /s/ Sheldon Drobny
Sheldon Drobny, Chief Executive Officer